SEVENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

This Seventh Amendment to Loan and Security Agreement made as of the 31st day of May, 2005 (this “Amendment”) by and between NEW BRUNSWICK SCIENTIFIC CO., INC. (the “Borrower”), a corporation organized under the laws of the State of New Jersey, having an address at 44 Talmadge Road, Edison, New Jersey 08818-4005 and WACHOVIA BANK, NATIONAL ASSOCIATION (formerly known as First Union National Bank) (the “Bank”), a national banking association formed under the laws of the United States of America, having an office at 370 Scotch Road, West Trenton, New Jersey 08628.

W  I  T  N  E S  S  E  T  H:

WHEREAS, the Bank and the Borrower previously entered into commercial lending arrangements in accordance with the terms and conditions of a certain Loan and Security Agreement dated April 1, 1999, as amended by that certain First Amendment to Loan and Security Agreement dated as of November 22, 1999 between the same parties, as further amended by that certain Second Amendment to Loan and Security Agreement dated as of June 30, 2000 between the same parties, as further amended by that certain Third Amendment to Loan and Security Agreement dated as of May 11, 2001 between the same parties, as further amended by that certain Fourth Amendment to Loan and Security Agreement dated as of November 13, 2001 between the same parties, as further amended by that certain Fifth Amendment to Loan and Security Agreement dated as of March 15, 2002 and as further amended by a certain Sixth Amendment to Loan and Security Agreement dated as of September 26, 2003 by and between the same parties (the “Agreement”); and

WHEREAS, the Borrower and the Bank have agreed to, subject to the provisions hereof, among other things, (i) extend the Termination Date; and (ii) increase the amount available with respect to Equipment Loan Advances from $2,000,000 to $2,500,000.

NOW, THEREFORE, for and in consideration of mutual covenants and agreements herein contained, and other good and valuable consideration, receipt of which is hereby acknowledged, it is agreed as follows:

1.   The following definitions contained in Subsection 1.1 of the Agreement are hereby amended in their entirety to read as follows

“Termination Date”: May 31, 2008 or such other date as the Bank may agree in writing to extend the Termination Date to, without there being any obligation on the part of the Bank to extend the Termination Date.

2.   The following definition is hereby added to Subsection 1.1 of the Agreement to read as follows:

“Seventh Amendment”: That certain Seventh Amendment to Loan and Security Agreement dated as of May 31, 2005 by and between the Borrower and the Bank.

3.   Subsection 2.1(g) of the Agreement is hereby amended to read as follows:

(g)   Master Note. Advances under the Revolving Loan shall be evidenced by the Master Note, in substantially to the Seventh Amendment annexed hereto as Exhibit A, and the balance due from time to time on the Master Note shall be conclusively evidenced by the Bank’s records of disbursements and repayments, subject to Subsection 2.1(f).

4.   Subsection 3.1(a) of the Agreement is hereby amended to read as follows:

(a)   General Terms. The Bank agrees to lend and re-lend, to the extent repaid, to the Borrower individual term loans from time to time in increments of $250,000.00 or more (collectively, the “Incremental Term Loans”) up to the aggregate outstanding principal sum of $7,692,500, pursuant to the terms hereof. If the Borrower shall request Incremental Term Loans which, when added to the outstanding balance of all other Incremental Term Loans, would result in the aggregate outstanding principal balance of all Incremental Term Loans to exceed $7,692,500, such requested Incremental Term Loans (collectively, the “Excess Incremental Term Loans”) shall only be made by the Bank, if the Bank, in its sole and absolute discretion, determines to honor such requests, and if the Bank so desires to honor such requests, upon the terms and conditions imposed by the Bank, and in no event shall the aggregate outstanding principal amount of all Incremental Term Loans exceed TEN MILLION 00/100 DOLLARS ($10,000,000.00). The Borrower’s right to request the issuance of Incremental Term Loans from the Bank shall terminate on the Termination Date and the Bank shall have no obligation to make any Incremental Term Loans after such date. As of the date of the Seventh Amendment, the outstanding principal amount of all Incremental Term Loans is $__________.

5.   Subsection 3.1(g) of the Agreement is hereby amended to read as follows:

(g)   Incremental Term Note. The principal amount of each Incremental Term Loan shall be evidenced by an Incremental Term Note, substantially in the Seventh Amendment as Exhibit B, and the balance due from time to time on the Incremental Term Notes shall be conclusively evidenced by the Bank’s records, disbursements and repayments, subject to Subsection 3.1(f) hereof.

6.   Subsection 4.1(a) of the Agreement is hereby amended to read as follows:

(a)   General Terms. The Bank agrees to lend, re-lend, to the extent repaid, and make Advances (the “Equipment Loan Advances”) to the Borrower from time to time until the Termination Date, amounts which, when added to the outstanding balance of all other Equipment Loan Advances (whether evidenced by the Equipment Line of Credit Note or an Equipment Term Note), shall not exceed in the aggregate, at any time outstanding, the sum of TWO MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($2,500,000.00) (the “Equipment Loan Advance Limit”). As of the date of the Seventh Amendment the outstanding principal amount of all Equipment Loan Advances is $___________.

7.   Subsection 4.1(g) of the Agreement is hereby amended to read as follows:

(g)   Equipment Line of Credit Note. The principal amount of the Equipment Loan Advances to be made by the Bank shall, until converted to an Equipment Term Loan as hereinafter described, be evidenced by a single promissory note of the Borrower (the “Equipment Line of Credit Note”), substantially in the form attached to the Seventh Amendment as Exhibit C, in the principal face amount equal to the Equipment Loan Advance Limit. On May 31, 2006, May 31, 2007 and May 31, 2008 ("Conversion Dates"), the outstanding principal amount advanced by the Bank as Equipment Loan Advances since the Closing Date or the last Conversion Date, as the case may be, shall be converted to a term loan and evidenced by a separate promissory note of the Borrower (each such promissory note, as it may be amended, restated, substituted or extended, an "Equipment Term Note") in the principal face amount equal to such amount of said Equipment Loan Advances, substantially in the form attached to the Seventh Amendment as Exhibit D. The Equipment Term Notes shall be dated the date of said Conversion Date.

8.   Borrower shall pay simultaneously herewith (i) a fee to the Bank in the amount of $35,000 and (ii)  all reasonable expenses and expenditures of the Bank, including, without limitation, reasonable attorneys’ fees and expenses incurred or paid by the Bank in connection with this Amendment and all other documents delivered in connection herewith.

9.   This Amendment has been duly executed and delivered by the parties hereto, and the Agreement, as amended hereby, and all other documents executed in connection with the Agreement and this Amendment, as amended, constitute legal, valid and binding obligations of the parties thereto in accordance with their terms.

10.   The parties hereto confirm and agree that, except as modified or changed by virtue of this Amendment and the other documents delivered in connection herewith, the Agreement and the other documents executed in connection with the Agreement and this Amendment are and shall remain in full force and effect, and that the parties hereto each are and shall be entitled to all rights and interests and subject to all liabilities created thereunder and hereunder.

11.   All capitalized terms contained in this Amendment shall have the same meanings ascribed to them in the Agreement.

12.   This Amendment may be executed in one or more counterparts, each of which shall constitute one and the same Amendment.

IN WITNESS WHEREOF, the parties hereunto set their hands and cause these presents to be signed by the authorized officers on the date and year first above mentioned.

NEW BRUNSWICK SCIENTIFIC CO., INC.

BY:	/S/ Samuel Eichenbaum
Name: Samuel Eichenbaum
Title: Vice President, Finance

WACHOVIA BANK, NATIONAL ASSOCIATION

BY:	/S/Richard Anderson
Name: Richard Anderson
Title: Vice President